Exhibit 10.5

SECOND AMENDMENT TO
NOTE PURCHASE AGREEMENT
    THIS SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of November 19, 2021, by and among C.H. Robinson Worldwide, Inc., a Delaware corporation (the “Company”), The Prudential Insurance Company of America and the other holders of Notes (as defined in the Note Agreement defined below) that are signatories hereto (together with their successors and assigns, the “Noteholders”).
W I T N E S S E T H:
WHEREAS, the Company and the Noteholders are parties to a certain Note Purchase Agreement, dated as of August 23, 2013 and amended by the First Amendment, dated as of February 15, 2015 (as further amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Agreement), pursuant to which the Noteholders have purchased Notes from the Company;
WHEREAS, the Company has requested that the Noteholders amend certain provisions of the Note Agreement, and subject to the terms and conditions hereof, the Noteholders are willing to do so;
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Company and the Noteholders agree as follows:
1.Amendments.
(a)Section 10.5(k) of the Note Agreement is amended by replacing the existing text of Section 10.5(k) with the following:
    (k)    Liens incurred in connection with any transfer of an interest (whether characterized as the grant of a security interest or the transfer of ownership) in Receivables, related assets and the deposit accounts into which proceeds of such Receivables and related assets may be deposited as part of a Qualified Receivables Transaction; provided, that the sum of the aggregate amount of Receivables Transaction Attributed Indebtedness plus Consolidated Priority Debt does not exceed 20% of Consolidated Total Assets immediately after giving effect to any such transfer or Qualified Receivables Transaction; provided, further, that proceeds of assets unrelated to such a Qualified Receivables Transaction may be deposited from time to time into one or more of such deposit accounts, with the understanding that (x) such proceeds shall be transferred promptly out of such account into a different account that is not subject to a Lien in respect of such Qualified Receivables Transaction, and (y) the creditors or purchasers under such Qualified Receivables Transaction shall have agreed in writing that they shall return to the Company (or another Credit Party, as applicable) any such proceeds received during a time in which such creditors or purchasers have exercised their right of exclusive access to such account;
(b)Section 22 of the Note Agreement is amended by adding a new Section 22.8:
22.8.    Divisions. For all purposes under this Agreement and all related agreements, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its ownership interests at such time
(c)Schedule A of the Note Agreement is amended by replacing the definition of “Qualified Receivables Transaction” with the following:
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any Subsidiary pursuant to which the Company or any Subsidiary may sell, convey or otherwise transfer to a Qualified Receivables Entity, or any other Person, any interest (whether characterized as the grant of a security interest or the transfer of ownership) in any Receivables and rights related thereto, whether such transaction or series of transactions constitutes a secured loan or credit facility, a true sale of assets to a Qualified Receivables Entity or other Person, or otherwise, provided that (i) the documents evidencing such transaction or series of transactions are acceptable to the Required Holders in their reasonable discretion, and (ii) the Receivables Transaction Attributed Indebtedness outstanding at any one time does not exceed $500,000,000.

2.Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the holders of the Notes hereunder, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights under this Amendment, until the Noteholders shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Note Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Noteholders), and (ii) each of the following documents:
    (a)     executed counterparts to this Amendment from the Company, each of the Guarantors and the Noteholders;
    (b)    a duly executed copy of the Credit Agreement, in form and substance satisfactory to the Noteholders; and
(c)     a duly executed certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Amendment, (ii) the Company’s organizational documents as then in effect (or certifying that there have been no changes or modifications thereof to the documents delivered pursuant to Section 4.3(b) of the Note Agreement) and (iii) a good standing certificate (or analogous documentation if applicable) for the Company from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction.
3.Representations and Warranties. To induce the Noteholders to enter into this Amendment, each of the Company and the Subsidiary Guarantors hereby represents and warrants to the Noteholders that:
(a)    Each of the Company and the Subsidiary Guarantors is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Subsidiary Guarantors has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Amendment and to perform the provisions hereof and thereof.
(b)    This Amendment has been duly authorized by all necessary corporate action on the part of the Company and the Subsidiary Guarantors, and this Amendment constitutes a legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)    This Amendment and the most recent consolidated financial statements delivered to the holders of the Notes pursuant to Section 7.1(a) and Section 7.1(b) of the Note Agreement (this Amendment and such financial statements delivered to the holders being referred to, collectively, as the “Amendment Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 2020, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)     All of the most recent consolidated financial statements delivered to the holders of the Notes pursuant to Section 7.1(a) and Section 7.1(b) of the Note Agreement (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates of such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal yearend adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Amendment Disclosure Documents.
(e)     The execution, delivery and performance by the Company and the Subsidiary Guarantors of this Amendment will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Amendment.

(f)     The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the audited balance sheet for the fiscal year ending December 31, 2020 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by the Note Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.
(g)     Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
    (h)    After giving effect to this Amendment, (i) the representations and warranties contained in Section 5.8, Section 5.9, Section 5.11, Section 5.12 (but excluding Section 5.12(d)), Section 5.16 (but excluding Section 5.16(b) and Section 5.16(d)(1)(iii)) and Section 5.17 of the Note Agreement are true and correct in all material respects, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date, and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof.
(i)    As of the date hereof, no Subsidiary of the Company has guaranteed or become liable, whether as a borrower, or as an additional or co-borrower or otherwise, for or in respect of any Indebtedness under the Material Credit Facility, other than the Subsidiaries of the Company that have executed this Amendment.
(j)    The Company, its Subsidiaries and, to the knowledge of any of the Company’s officers, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions (as defined in the Credit Agreement) in all material respects. None of the Company, any Subsidiary or, to the knowledge of any of the Company’s officers, any of their respective directors, officers or employees or any Person owning, directly or indirectly, 50% or more of the Company or any Subsidiary, is a Sanctioned Person (as such term is defined in the Credit Agreement).
4.Reaffirmations of Guaranty. Each Subsidiary Guarantor consents to the execution and delivery by the Company of this Amendment and jointly and severally ratify and confirm the terms of the Subsidiary Guaranty with respect to the Indebtedness now or hereafter outstanding under the Note Agreement as amended hereby and all promissory notes issued thereunder. Each Subsidiary Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any Indebtedness of the Company to the Noteholders or any other obligation of the Company, or any actions now or hereafter taken by the Noteholders with respect to any obligation of the Company, the Subsidiary Guaranty (i) is and shall continue to be a primary obligation of the Subsidiary Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Subsidiary Guarantors under the Subsidiary Guaranty.

5.Effect of Amendment. Except as set forth expressly herein, all terms of the Note Agreement, as amended hereby, and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company to all holders of the Notes. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the holders of the Notes under the Note Agreement, nor constitute a waiver of any provision of the Note Agreement. From and after the date hereof, all references to the Note Agreement shall mean the Note Agreement as modified by this Amendment. This Amendment shall constitute a Note Document for all purposes of the Note Agreement.
6.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.
7.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Agreement or an accord and satisfaction in regard thereto.
8.Costs and Expenses. The Company agrees to pay on demand all costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Noteholders with respect thereto.
9.Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
10.Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, any other holders of Notes from time to time and their respective successors, successors-in-titles, and assigns.
11.Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
12.Successors; Enforceability. The terms and provisions of this Amendment shall be binding upon the Company, the Guarantors and the Noteholders and their respective successors and assigns, and shall inure to the benefit of the Company, the Guarantors and the Noteholders and the successors and assigns of the Noteholders.
13.Severability. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.
14.Release. In further consideration of the execution by the Noteholders of this Amendment, the Company, on behalf of itself and each of its affiliates, and all of the successors and assigns of each of the foregoing (collectively, the “Releasors”), hereby completely, voluntarily, knowingly, and unconditionally releases and forever discharges the Noteholders, each of their advisors, professionals and employees, each affiliate of the foregoing and all of their respective successors and assigns (collectively, the “Releasees”), from any and all claims, actions, suits, and other liabilities, including, without limitation, any so-called “lender liability” claims or defenses (collectively, “Claims”), whether arising in law or in equity, which any of the Releasors ever had, now has or hereinafter can, shall or may have against any of the Releasees for, upon or by reason of any matter, cause or thing whatsoever from time to time occurred on or prior to the date hereof, in any way concerning, relating to, or arising from (i) any of the Releasors in connection with the Note Agreement, the Notes, the Subsidiary Guarantors and other related documents and the transactions contemplated thereby, (ii) the obligations of the Company and the Subsidiary Guarantors under the Note Agreement, the Notes, the Subsidiary Guaranties and all other related documents, and (iii) the financial condition, business operations, business plans, prospects or creditworthiness of the Company or any affiliate thereof.  The Releasors hereby acknowledge that they have been advised by legal counsel of the meaning and consequences of this release.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Company and the Guarantors, by their respective authorized officers as of the day and year first above written.

COMPANY:
C. H. ROBINSON WORLDWIDE, INC.

By: /s/ Brent C. Schoenrock
Name: Brent Schoenrock
Title: Treasurer

GUARANTORS:
C. H. ROBINSON COMPANY, LLC, as a Guarantor

By: /s/ Ben G. Campbell
Name: Ben Campbell
Title: Secretary

C. H. ROBINSON COMPANY, INC., as a Guarantor
By: /s/ Brent C. Schoenrock
Name: Brent Schoenrock
Title: Treasurer

[Signature Page to Second Amendment to Note Purchase Agreement]

NOTEHOLDERS:
THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA
By: /s/ J. Alex Stuart
Vice President

PRUCO LIFE INSURANCE COMPANY OF
NEW JERSEY

By: /s/ J. Alex Stuart
Assistant Vice President

THE GIBRALTAR LIFE INSURANCE CO.,
LTD.

By: Prudential Investment Management Japan Co., Ltd., as Investment Manager
By: Prudential Investment Management, Inc., as Sub-Adviser
By: /s/ J. Alex Stuart
Vice President

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY
PRUDENTIAL ARIZONA REINSURANCE
UNIVERSAL COMPANY

By: Prudential Investment Management, Inc.
(as Investment Manager)

By: /s/ J. Alex Stuart
Vice President

[Signature Page to Second Amendment to Note Purchase Agreement]

FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY
THE LINCOLN NATIONAL LIFE INSURANCE
COMPANY
COMPANION LIFE INSURANCE COMPANY
UNITED OF OMAHA LIFE INSURANCE
COMPANY
THE PENN MUTUAL LIFE INSURANCE
COMPANY

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)
By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ J. Alex Stuart
Vice President

[Signature Page to Second Amendment to Note Purchase Agreement]

NEW YORK LIFE INSURANCE COMPANY

By: /s/ Sean Campbell
Name: Sean Campbell
Title: Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION
By: NYL Investors LLC, its Investment Manager

By: /s/ Sean Campbell
Name: Sean Campbell
Title: Senior Director

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)
By: NYL Investors LLC, its Investment Manager

By: /s/ Sean Campbell
Name: Sean Campbell
Title: Senior Director
[Signature Page to Second Amendment to Note Purchase Agreement]

METROPOLITAN LIFE INSURANCE COMPANY

By: MetLife Investment Management, LLC, Its
Investment Manager

By: /s/ Jennifer Potenta
Name: Jennifer Potenta
Title: Authorized Signatory

METLIFE REINSURANCE COMPANY OF
BERMUDA, Ltd.

By: MetLife Investment Management, LLC, Its
Investment Manager

By: /s/ Jennifer Potenta
Name: Jennifer Potenta
Title: Authorized Signatory

EMPLOYERS REINSURANCE CORPORATE

By: MetLife Investment Management, LLC, Its
Investment Manager

By: /s/ Jennifer Potenta
Name: Jennifer Potenta
Title: Authorized Signatory
[Signature Page to Second Amendment to Note Purchase Agreement]